Exhibit 99.1

CareTrust REIT Announces Second Quarter 2017 Operating Results

Conference Call Scheduled for Thursday, August 3, 2017 at 12:00 pm ET

SAN CLEMENTE, Calif., August 02, 2017 (GLOBE NEWSWIRE) — CareTrust REIT, Inc. (NASDAQ:CTRE) reported today operating results for the second quarter of 2017, as well as other recent events.

During the quarter, CareTrust REIT:

•	Posted net income of $0.03, normalized FFO of $0.28 and normalized FAD of $0.30, all per diluted weighted-average common share;

•	Sold 3.4 million shares under its at-the-market equity offering program, raising $63.9 million of gross proceeds which were used to fund acquisitions and reduce borrowings under its $400 million revolving credit facility to zero as of quarter-end;

•	Invested approximately $35.8 million (inclusive of transaction costs) at a blended initial cash yield of 9.3%, including three skilled nursing facilities and one assisted living and memory care facility;

•	Issued $300 million of new 5.25% senior notes due 2025, the net proceeds of which were used to redeem CareTrust REIT’s existing $260 million 5.875% senior notes due 2021 and repay borrowings under the revolving credit facility; and

•	Reduced its debt-to-EBITDA ratio to 3.72x and its debt-to-enterprise value to 22%, each as of quarter-end.

Laying the Groundwork for Future Growth

Greg Stapley, CareTrust REIT’s Chairman and Chief Executive Officer, reported that the company made significant progress toward its long-term goals in the quarter. “We believe we have laid the groundwork for a solid second half of 2017, and a great start to 2018,” he said. “With our new 5.25% senior notes and our new $300 million at-the-market program, we have lowered our cost of capital, reduced the balance on our $400 million revolving credit line to zero, and significantly extended our debt maturity ladder,” he added.

He further reported that, in the quarter and since, CareTrust REIT completed $51.3 million in new acquisitions at a blended initial cash yield of 9.2%, investing in both existing and new tenant relationships. “Our continuously improving cost of capital has positioned us to be an even stronger player in an increasingly-active market for quality healthcare assets, and our current pipeline is the strongest it has ever been” he said. “That said, our team remains committed to our disciplined ‘operator-first’ investment approach, and we continue to be optimistic about CareTrust REIT’s ability to create long-term shareholder value,” he concluded.

Financial Results for the Quarter Ended June 30, 2017

Chief Financial Officer Bill Wagner reported that for the quarter, CareTrust REIT generated net income of $2.0 million, or $0.03 per diluted weighted-average common share, normalized FFO of $20.6 million, or $0.28 per diluted weighted-average common share, and normalized FAD of $21.7 million, or $0.30 per diluted weighted-average common share. He noted that the adjustments to net income in the quarter included one-time adjustments related to the refinancing of CareTrust REIT’s 5.875% senior notes, offset slightly by interest received and gain on the disposition of its preferred equity investment in a newly-constructed Colorado assisted living and memory care facility.

Capital Events and Liquidity

Discussing CareTrust REIT’s current liquidity, Mr. Wagner highlighted the company’s $300 million issuance of new 5.25% senior notes due 2025. “Through this issuance we were able to fully redeem our old 5.875% senior notes due 2021, thereby reducing our interest expense and extending our runway,” he said.

He also reported significant activity in the company’s new $300 million at-the-market equity offering program. During the quarter, CareTrust REIT issued approximately 3.4 million shares of common stock through the program at an average price of $18.82 per share, for $63.9 million in gross proceeds. “Our ATM continues to draw solid investor interest and provides an excellent source of liquidity to match-fund our small-to-medium sized transactions,” said Mr. Wagner.

Mr. Wagner further reported a zero outstanding balance under CareTrust REIT’s $400 million unsecured revolving credit facility at quarter-end, and noted that the revolving credit facility continues to remain undrawn at present. He added that CareTrust REIT’s debt-to-EBITDA ratio was approximately 3.72x, and its debt-to-enterprise value was 22%, each at quarter-end. He also noted that CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2023.

2017 FFO and FAD Guidance Revised Upward

Updating CareTrust REIT’s previously-issued 2017 earnings guidance, Mr. Wagner reported that, on a per-diluted weighted-average common share basis, CareTrust REIT expects net income of approximately $0.50 to $0.52. He also reported that, notwithstanding the significant equity issuances in the quarter, the company has increased its guidance ranges for normalized FFO to approximately $1.13 to $1.15, and for normalized FAD to approximately $1.19 to $1.21, both on a per-diluted weighted-average common share basis. This 2017 guidance assumes no new acquisitions beyond those made to date, no new debt incurrences or additional equity issuances, and no future CPI-based rent escalators under CareTrust REIT’s long-term net-leases beyond those made to date.

Dividend

During the quarter, CareTrust REIT declared a quarterly dividend of $0.185 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 65% based on the midpoint of our 2017 normalized FFO guidance,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while giving us ample additional growth capital to reinvest and providing a solid overall return to our shareholders,” he added.

Conference Call

A conference call will be held on Thursday, August 3, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss second quarter results, recent developments and other matters affecting CareTrust REIT’s business and prospects. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 61282740. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 164 net-leased healthcare properties and three operated seniors housing properties in 23 states, CareTrust REIT is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of our operators and their respective facilities.

Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with us in connection with such spin-off, including its triple-net long-term leases with us, and any of its obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of our tenants to comply with laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants, including Ensign, to renew their leases with us upon expiration and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, and obligations, including indemnification obligations, that we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in our filings with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Information in this press release or the related conference call is provided as of June 30, 2017, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$28,511	$22,781	$55,850	$43,678
Tenant reimbursements	2,389	1,929	4,710	3,726
Independent living facilities	789	730	1,582	1,411
Interest and other income	1,140	261	1,295	515

Total revenues	32,829	25,701	63,437	49,330

Expenses:
Depreciation and amortization	9,335	7,892	18,411	15,185
Interest expense	6,219	5,440	12,098	11,301
Loss on the extinguishment of debt	11,883	—	11,883	326
Property taxes	2,389	1,929	4,710	3,726
Independent living facilities	644	598	1,305	1,218
Impairment of real estate investment	890	—	890	—
General and administrative	2,977	2,211	5,367	4,441

Total expenses	34,337	18,070	54,664	36,197

Other income:
Gain on disposition of other real estate investment	3,538	—	3,538	—

Net income	$2,030	$7,631	$12,311	$13,133

Earnings per common share:
Basic	$0.03	$0.13	$0.17	$0.25

Diluted	$0.03	$0.13	$0.17	$0.25

Weighted average shares outstanding:
Basic	72,564	57,478	69,773	52,789

Diluted	72,564	57,478	69,773	52,789

Dividends declared per common share	$0.185	$0.17	$0.37	$0.34

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$2,030	$7,631	$12,311	$13,133
Depreciation and amortization	9,335	7,892	18,411	15,185
Interest expense	6,219	5,440	12,098	11,301
Amortization of stock-based compensation	600	437	1,136	868

EBITDA	18,184	21,400	43,956	40,487
Loss on the extinguishment of debt	11,883	—	11,883	326
Deferred preferred return	(544)	—	(544)	—
Impairment of real estate investment	890	—	890	—
Gain on disposition of other real estate investment	(3,538)	—	(3,538)	—

Normalized EBITDA	$26,875	$21,400	$52,647	$40,813

Net income	$2,030	$7,631	$12,311	$13,133
Real estate related depreciation and amortization	9,309	7,867	18,359	15,137
Impairment of real estate investment	890	—	890	—
Gain on disposition of other real estate investment	(3,538)	—	(3,538)	—

Funds from Operations (FFO)	8,691	15,498	28,022	28,270
Deferred preferred return	(544)	—	(544)	—
Effect of the senior unsecured notes payable redemption	12,475	—	12,475	—
Write-off of deferred financing fees	—	—	—	326

Normalized FFO	$20,622	$15,498	$39,953	$28,596

Net income	$2,030	$7,631	$12,311	$13,133
Real estate related depreciation and amortization	9,309	7,867	18,359	15,137
Amortization of deferred financing fees	529	561	1,090	1,117
Amortization of stock-based compensation	600	437	1,136	868
Straight-line rental income	(43)	—	(115)	—
Impairment of real estate investment	890	—	890	—
Gain on disposition of other real estate investment	(3,538)	—	(3,538)	—

Funds Available for Distribution (FAD)	9,777	16,496	30,133	30,255
Deferred preferred return	(544)	—	(544)	—
Effect of the senior unsecured notes payable redemption	12,475	—	12,475	—
Write-off of deferred financing fees	—	—	—	326

Normalized FAD	$21,708	$16,496	$42,064	$30,581

FFO per share	$0.12	$0.27	$0.40	$0.53

Normalized FFO per share	$0.28	$0.27	$0.57	$0.54

FAD per share	$0.13	$0.29	$0.43	$0.58

Normalized FAD per share	$0.30	$0.29	$0.60	$0.58

Diluted weighted average shares outstanding [1]	72,803	57,667	69,984	52,954

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30, 2016	Quarter Ended September 30, 2016	Quarter Ended December 31, 2016	Quarter Ended March 31, 2017	Quarter Ended June 30, 2017
Revenues:
Rental income	$22,781	$24,179	$25,269	$27,339	$28,511
Tenant reimbursements	1,929	2,089	2,031	2,321	2,389
Independent living facilities	730	766	793	793	789
Interest and other income	261	72	150	155	1,140

Total revenues	25,701	27,106	28,243	30,608	32,829

Expenses:
Depreciation and amortization	7,892	8,248	8,532	9,076	9,335
Interest expense	5,440	5,743	5,829	5,879	6,219
Loss on the extinguishment of debt	—	—	—	—	11,883
Property taxes	1,929	2,089	2,031	2,321	2,389
Independent living facilities	598	708	623	661	644
Impairment of real estate investment	—	—	—	—	890
Acquisition costs	—	203	2	—	—
General and administrative	2,211	2,283	2,573	2,390	2,977

Total expenses	18,070	19,274	19,590	20,327	34,337

Other income (expense):
Loss on sale of real estate	—	—	(265)	—	—
Gain on disposition of other real estate investment	—	—	—	—	3,538

Net income	$7,631	$7,832	$8,388	$10,281	$2,030

Diluted earnings per common share	$0.13	$0.13	$0.14	$0.15	$0.03

Diluted weighted average shares outstanding	57,478	57,595	60,875	66,951	72,564

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30, 2016	Quarter Ended September 30, 2016	Quarter Ended December 31, 2016	Quarter Ended March 31, 2017	Quarter Ended June 30, 2017
Net income	$7,631	$7,832	$8,388	$10,281	$2,030
Depreciation and amortization	7,892	8,248	8,532	9,076	9,335
Interest expense	5,440	5,743	5,829	5,879	6,219
Amortization of stock-based compensation	437	339	339	536	600

EBITDA	21,400	22,162	23,088	25,772	18,184
Acquisition costs	—	203	2	—	—
Loss on sale of real estate	—	—	265	—	—
Loss on the extinguishment of debt	—	—	—	—	11,883
Deferred preferred return	—	—	—	—	(544)
Impairment of real estate investment	—	—	—	—	890
Gain on disposition of other real estate investment	—	—	—	—	(3,538)

Normalized EBITDA	$21,400	$22,365	$23,355	$25,772	$26,875

Net income	$7,631	$7,832	$8,388	$10,281	$2,030
Real estate related depreciation and amortization	7,867	8,223	8,505	9,050	9,309
Loss on sale of real estate	—	—	265	—	—
Impairment of real estate investment	—	—	—	—	890
Gain on disposition of other real estate investment	—	—	—	—	(3,538)

Funds from Operations (FFO)	15,498	16,055	17,158	19,331	8,691
Acquisition costs	—	203	2	—	—
Deferred preferred return	—	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	—	12,475

Normalized FFO	$15,498	$16,258	$17,160	$19,331	$20,622

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30, 2016	Quarter Ended September 30, 2016	Quarter Ended December 31, 2016	Quarter Ended March 31, 2017	Quarter Ended June 30, 2017
Net income	$7,631	$7,832	$8,388	$10,281	$2,030
Real estate related depreciation and amortization	7,867	8,223	8,505	9,050	9,309
Amortization of deferred financing fees	561	561	561	561	529
Amortization of stock-based compensation	437	339	339	536	600
Straight-line rental income	—	(78)	(72)	(72)	(43)
Loss on sale of real estate	—	—	265	—	—
Impairment of real estate investment	—	—	—	—	890
Gain on disposition of other real estate investment	—	—	—	—	(3,538)

Funds Available for Distribution (FAD)	16,496	16,877	17,986	20,356	9,777
Acquisition costs	—	203	2	—	—
Deferred preferred return	—	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	—	12,475

Normalized FAD	$16,496	$17,080	$17,988	$20,356	$21,708

FFO per share	$0.27	$0.28	$0.28	$0.29	$0.12

Normalized FFO per share	$0.27	$0.28	$0.28	$0.29	$0.28

FAD per share	$0.29	$0.29	$0.29	$0.30	$0.13

Normalized FAD per share	$0.29	$0.30	$0.29	$0.30	$0.30

Diluted weighted average shares outstanding [1]	57,667	57,739	61,028	67,133	72,803

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Real estate investments, net	$972,832	$893,918
Other real estate investments	5,192	13,872
Cash and cash equivalents	35,066	7,500
Accounts and other receivables	9,425	5,896
Prepaid expenses and other assets	5,282	1,369
Deferred financing costs, net	2,260	2,803

Total assets	$1,030,057	$925,358

Liabilities and Equity
Senior unsecured notes payable, net	$294,043	$255,294
Senior unsecured term loan, net	99,469	99,422
Unsecured revolving credit facility	—	95,000
Accounts payable and accrued liabilities	14,521	12,137
Dividends payable	14,048	11,075

Total liabilities	422,081	472,928

Equity:
Common stock	755	648
Additional paid-in capital	782,073	611,475
Cumulative distributions in excess of earnings	(174,852)	(159,693)

Total equity	607,976	452,430

Total liabilities and equity	$1,030,057	$925,358

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$12,311	$13,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	18,419	15,191
Amortization of deferred financing costs	1,131	1,117
Loss on extinguishment of debt	11,883	326
Amortization of stock-based compensation	1,136	868
Straight-line rental income	(115)	—
Non-cash interest income	(320)	(515)
Interest income distribution from other real estate investment	1,500	—
Impairment of real estate investment	890	—
Change in operating assets and liabilities:
Accounts and other receivables	(3,414)	(1,743)
Prepaid expenses and other assets	(311)	(291)
Accounts payable and accrued liabilities	1,791	27

Net cash provided by operating activities	44,901	28,113

Cash flows from investing activities:
Acquisitions of real estate	(96,641)	(144,149)
Improvements to real estate	(598)	(170)
Purchases of equipment, furniture and fixtures	(233)	—
Sale of other real estate investment	7,500	(89)
Escrow deposits for acquisitions of real estate	(4,335)	—

Net cash used in investing activities	(94,307)	(144,408)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	170,485	105,889
Proceeds from the issuance of senior unsecured notes payable	300,000	—
Proceeds from the issuance of senior unsecured term loan	—	100,000
Borrowings under unsecured revolving credit facility	63,000	115,000
Payments on senior unsecured notes payable	(267,639)	—
Payments on unsecured revolving credit facility	(158,000)	(92,000)
Payments on the mortgage notes payable	—	(95,022)
Payments of deferred financing costs	(5,511)	(1,332)
Net-settle adjustment on restricted stock	(866)	(515)
Dividends paid on common stock	(24,497)	(17,548)

Net cash provided by financing activities	76,972	114,472

Net increase (decrease) in cash and cash equivalents	27,566	(1,823)
Cash and cash equivalents beginning of period	7,500	11,467

Cash and cash equivalents end of period	$35,066	$9,644

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

					June 30, 2017
Debt	Interest Rate		Maturity Date		Principal	% of Principal	Deferred Loan Costs	Net Carrying Value
Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	75.0%	$(5,957)	$294,043

Floating Rate Debt

Senior unsecured term loan	3.176	% [1]	2023		100,000	25.0%	(531)	99,469
Unsecured revolving credit facility	2.976	% [2]	2020	[3]	—	0.0%	— [4]	—

	3.176%				100,000	25.0%	(531)	99,469

Total Debt	4.732%				$400,000	100.0%	$(6,488)	$393,512

[1]	Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2]	Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3]	Maturity date assumes exercise of two 6-month extension options.
[4]	Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2017 Guidance

	Low	High
Net income	$0.50	$0.52
Real estate related depreciation and amortization	0.51	0.51
Impairment of real estate investment	0.01	0.01
Gain on disposition of other real estate investment	(0.05)	(0.05)

Funds from Operations (FFO)	0.97	0.99
Deferred preferred return	(0.01)	(0.01)
Effect of the senior unsecured notes payable redemption	0.17	0.17

Normalized FFO	$1.13	$1.15

Net income	$0.50	$0.52
Real estate related depreciation and amortization	0.51	0.51
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.03	0.03
Straight-line rental income	(0.00)	(0.00)
Impairment of real estate investment	0.01	0.01
Gain on disposition of other real estate investment	(0.05)	(0.05)

Funds Available for Distribution (FAD)	1.03	1.05
Deferred preferred return	(0.01)	(0.01)
Effect of the senior unsecured notes payable redemption	0.17	0.17

Normalized FAD	$1.19	$1.21

Weighted average shares outstanding:
Diluted	72,959	72,959

Non-GAAP Financial Measures

EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, expensed acquisition costs, certain preferred returns, losses on the extinguishment of debt, and gains or losses from dispositions of real estate or other real estate. EBITDA and normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and normalized EBITDA may not be comparable to EBITDA and normalized EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as written-off deferred financing fees, expensed acquisition costs, certain preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.

Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com